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                                                                    Exhibit A-42

ARTICLES OF AMENDMENT OF THE
ARTICLES OF INCORPORATION
State Form 38333

[Seal of the state of Indiana]

                          ARTICLES OF AMENDMENT OF THE
                          ARTICLES OF INCORPORATION OF:

Name of the Corporation: NI Pipeline Company

The undersigned officers of: NI Pipeline Company

(hereinafter referred to as the "Corporation") existing pursuant to the provisions of: Indiana Business Corporation Law as amended (hereinafter referred to as the "Act"), desiring to give notice of corporate action effectuating amendment of certain provisions of its Articles of Incorporation, certify the following facts:

                             ARTICLE I: Amendment(s)

Section 1: The date of incorporation of the Corporation is: April 5, 1993

Section 2: The name of the Corporation following this amendment to the Articles of Incorporation is: Crossroads Pipeline Company

Section 3: The exact text of Article(s) I of the Articles of Incorporation is now as follows:

"The name of the Corporation is Crossroads Pipeline Company."

Section 4: Date of each amendment's adoption:  04/15/1993

                     ARTICLE II: Manner of Adoption and Vote

Mark inapplicable section:
__ Section 1: This amendment was adopted by the Board of Directors or incorporators and shareholders action was not required.

_x_ Section 2: The shareholders of the Corporation entitled to vote in respect to the amendment adopted the proposed amendment. The amendment was adopted by:

K. Vote of such shareholders during a meeting called by the Board of Directors. The result of such vote is as follows:

              __ Shares entitled to vote.
              __ Number of shares represented at the meeting.
              __ Shares voted in favor.
              __ Shares voted against.

L. Written consent executed on April 15, 1993 and signed by all such shareholders.

                ARTICLE III: Compliance with Legal Requirements
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The manner of the adoption of the Articles of Amendment and the vote by which they were adopted constitute full legal compliance with the Provisions of the Act, the Articles of Incorporation, and the By-Laws of the Corporation.

I hereby verify, subject to the penalties of perjury, that the statements contained herein are true, this 15th day of April, 1993

/s/ Patrick J. Mulchay, Vice President